Exhibit 99.3

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Arrow Financial Corporation, and any amendments thereto, as a person who will become a director on the Board of Directors of Arrow Financial Corporation in connection with the merger of Adirondack Bancorp, Inc. and Arrow Financial Corporation, and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Rocco F. Arcuri, Sr.
April 22, 2026	Rocco F. Arcuri, Sr.